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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                     THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): April 18, 2000



                         Commission File Number: 0-18942

                          ILM II SENIOR LIVING, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)


        Virginia                                               06-1293758
----------------------------                                --------------------
 (State of organization)                                    (I.R.S. Employer
                                                          Identification No.)


1750 Tysons Boulevard, Suite 1200, Tysons Corner, Virginia            22102
-----------------------------------------------------------     ----------------
(Address of principal executive office)                            (Zip Code)


Registrant's telephone number, including area code:          (888) 357-3550
                                                            --------------------


                              (Page 1 of 5 pages)
                        Exhibit Index Appears on Page 5
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ITEM 5.  OTHER EVENTS

      On April 18, 2000, ILM II Senior Living, Inc., a Virginia finite-life corporation (the "Company")entered into a First Amendment to the Amended and Restated Agreement and Plan of Merger dated October 19, 1999 (as so amended) (the "Amended Merger Agreement") with Capital Senior Living Corporation, a Delaware corporation ("CSLC") and Capital Senior Living Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of CSLC ("Merger Sub").

      The Company was advised by CSLC that, due to deteriorating conditions in the senior living industry and a decline in the loan value of the Company's properties, CSLC was informed by its prospective lenders that they would not be able to raise sufficient financing to fund the $74,982,000 purchase price contemplated a the time of the original transaction.

      Upon the terms and subject to the conditions of the Amended Merger Agreement, the Company will be merged with and into Merger Sub, and Merger Sub will be the surviving corporation in the merger (the "Merger"). Pursuant to the Merger, among other things, each share of the Company's common stock, $.01 par value ("Company Common Stock"), outstanding immediately prior to the effective time of the Merger (the "Effective Time"), other than shares of Company Common Stock owned by the Company, CSLC or Merger Sub (or any other subsidiary of the Company or CSLC), automatically will be converted into the right to receive approximately $13.04 in cash. The previous merger consideration announced in October 1999 was $14.47 per share in cash. Holders of Company Common Stock will have no dissenters' rights in the Merger. The Merger is intended to be reported as a fully taxable acquisition by CSLC of the Company and will be recorded by CSLC as a purchase for accounting purposes.

      In connection with entering into the amended Merger Agreement, the Company required CSLC to agree to pay the Company increased termination fees in certain circumstances. In addition, the Company required CSLC to agree to reduce the amount of fees and expenses it would receive upon termination of the Merger in certain circumstances.

      In connection with the merger, CSLC reported to the Company that it has obtained the signed commitment of GMAC Commercial Mortgage Corporation to provide CSLC with substantially all of the cash funds necessary to pay the merger consideration. The GMAC financing commitment contains customary funding and termination conditions and market "outs," and expires by its terms on July 31, 2000.

      The Company has agreed that immediately prior to the Effective Time it will cause its direct subsidiary and record owner of the Company's senior living facilities, ILM II Holding, Inc. ("ILM II Holding"), to exercise its right to terminate the Facilities Lease Agreement (the "Lease Agreement") dated September 1, 1995, between ILM II Holding and ILM II Lease Corporation, an affiliate of the Company ("ILM II LeaseCo"). The Lease Agreement provides, among other things, for the lease by ILM II LeaseCo of the senior housing facilities from ILM II Holding and the payment to ILM II Holding of certain rents and fees in respect of such lease. The Lease Agreement presently expires by its terms on December 31, 2000, subject to earlier termination by


                              (Page 2 of 5 pages)

ILM II Holding in connection with the sale of the senior housing facilities to an unaffiliated purchaser.

      Consummation of the Merger is subject to certain conditions, including, without limitation, (i) approval and adoption of the Amended Merger Agreement and the Merger by the holders of not less than 66-2/3% of the outstanding Company Common Stock, (ii) the receipt of all requisite consents and approvals by public and governmental authorities, (iii) the transfer to the Company of the senior housing facilities owned by ILM II Holding (together with cancellation of the intercompany mortgage indebtedness thereon) and the liquidation of ILM II Holding pursuant to Section 332 of the Internal Revenue Code of 1986, as amended, (iv) the absence or nonoccurrence of certain material conditions and events, and (v) certain other conditions to consummation customary in transactions such as the Merger.

      Simultaneously with entering into the Amended Merger Agreement, ILM Senior Living, Inc., a Virginia finite-life corporation and an affiliate of the Company ("ILM I"), entered into a first amendment to the amended and restated agreement and plan of merger with CSLC and Merger Sub providing for the merger of ILM I with and into Merger Sub, (the "ILM I Merger Agreement") for aggregate cash consideration of approximately $11.63 per outstanding share of ILM I common stock, $.01 par value (the "ILM I Merger"). Consummation of the ILM I Merger is not a condition to consummation of the Merger. If, however, the ILM I Merger is consummated but the Merger is not consummated, the Company has agreed to cause ILM II Holding to transfer its 75% fee simple interest in a certain California senior housing facility to ILM I (or one of its wholly owned subsidiaries) at the fair market value of such property. ILM I has made the reciprocal agreement (with respect to its 25% fee simple interest in such property) in the ILM I Merger Agreement.

      There can be no assurance whether the Merger (or any of the transactions contemplated thereby) will be consummated or, if consummated, as to the timing thereof.

Item. 7   Financial  Statements,  Pro Forma Financial  Information and
Exhibits.

      (a)   Not Applicable

      (b)   Not Applicable

      (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

            2. First Amendment to the Amended and Restated Agreement and Plan of Merger, dated April 18, 2000, among the Company, CSLC, and Merger Sub (including all exhibits and schedules thereto).

            99.1.  Press Release of the Company dated April 18, 2000.


                              (Page 3 of 5 pages)
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ILM II SENIOR LIVING, INC.


                                  By: /s/J. William Sharman, Jr.
                                      -------------------------
                                         J. William Sharman, Jr.
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer


Dated:  April 24, 2000


                              (Page 4 of 5 pages)
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                                  EXHIBIT INDEX

No.                                                                   Page No.

2. First Amendment to the Amended and Restated Agreement and Plan of Merger dated April 18, 2000, among the Company, CSLC and Merger Sub (including schedules and exhibits thereto).

99.1  Press Release of the Company dated April 18, 2000


                              (Page 5 of 5 pages)